                                                                    EXHIBIT 10.4



                    (SSG CAPITAL ADVISORS, L.P. LETTERHEAD)




July 31, 2003



Judge Arlin M. Adams
Chapter 11 Trustee of Coram Healthcare Corporation
  and Coram, Inc.
Schnader Harrison Segal & Lewis, LLP
1600 Market Street, Suite 3600
Philadelphia, PA 19103-7286

Dear Judge Adams:

This agreement will serve as the first addendum ("First Addendum") to the Engagement Agreement dated October 8, 2003 by and between the Chapter 11 Trustee ("Trustee") of Coram Healthcare Corporation and Coram, Inc. and SSG Capital Advisors, L.P. ("SSG") and Ewing Bemiss & Co. ("EB") (collectively "Advisor") in connection with Advisor's engagement as exclusive investment banker and financial advisor to the Trustee, as approved by the Retention Order dated December 2, 2002.

All defined terms that are capitalized in the Engagement Agreement remain in place for this First Addendum with the following changes listed below:

1. The Term is extended from July 9, 2003, the date of the expiration of the first Renewal Period, through December 9, 2003.

2. In addition to the Monthly Fees, Advisor will be paid $100,000 per month for August, September, October and November, 2003 ("Additional Monthly Fees"). Because the Term has been extended and the scope of the Advisor's services has been expanded, the Additional Monthly Fees shall not be credited back against the Advisory Fee, the Minimum Advisory Fee or the Restructuring Fee.

3. In the event that the Trustee and/or the Company requires an FASB 142 Valuation for 2003, Advisor will be paid an additional $50,000, which shall not be credited back against the Advisory Fee, Minimum Advisory Fee or Restructuring Fee.

This First Addendum is subject to the approval of the United States Bankruptcy Court for the District of Delaware after notice, which may be expedited, and an opportunity for a hearing.

  Judge Arlin M. Adams
  July 31, 2003
  Page 2

  Any further addendum, modification or other changes to the Engagement Agreement or this First Addendum must be in writing and signed by both parties to be enforceable.

  Please indicate your acceptance of the foregoing by executing and returning the enclosed copy of this First Addendum.

SSG CAPITAL ADVISORS, L.P.

By:  Chesen, DeMatteo, Karlson, Victor Securities Corporation,
     General Partner



By:  /s/ Mark E. Chesen                 /s/ J. Scott Victor
     ----------------------------       -------------------------------
     Mark E. Chesen                     J. Scott Victor
     President                          Managing Director


EWING BEMISS & CO.



By:  /s/ Samuel M. Bemiss               /s/ Michael S. Weber
     ----------------------------       -------------------------------
     Samuel M. Bemiss                   Michael S. Weber
     Managing Director                  Managing Director


ACCEPTED:

JUDGE ARLIN M. ADAMS, CHAPTER 11 TRUSTEE
CORAM HEALTHCARE CORPORATION AND CORAM, INC.




By:  /s/ Arlin M. Adams
     ----------------------------       -------------------------------
     Judge Arlin M. Adams               Date
     Chapter 11 Trustee